Consent of Independent Auditors


We consent to the reference to our firm under the caption
"Independent Public Accountants" and to the use of our reports \pertaining to The Union Central Life Insurance
Company and Carillon Life Account dated February 6, 2004, and February 13, 2004, respectively, in Post-effective
Amendment No. 13 to the Registration Statement (Form N-6
No. 33-94858) and related Statement of Additional I nformation of Carillon Life Account.



Cincinnati, Ohio
April 12, 2004                      /s/ Ernst & Young, LLP



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